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Computation of Ratio of Earnings to Fixed Charges                           F-14
Year Ended December 31                                                Exhibit 12
--------------------------------------------------------------------------------
(In Thousands, Except Ratios)

                                                                  SAFECO CORPORATION AND SUBSIDIARIES

                                                      1996             1995             1994             1993             1992
                                                 -----------------------------------------------------------------------------
Earnings
     Income Before Income Taxes                  $ 578,461        $ 513,800        $ 389,741        $ 576,937        $ 403,257
     Total Fixed Charges Below                      76,348           89,727           75,066           63,552           67,761
     Less Interest Capitalized                        (101)            (294)            (831)          (1,381)            (154)
     Less Undistributed Loss
          from Unconsolidated Subsidiary               891              969              211              574              555
                                                 -----------------------------------------------------------------------------
                Total Earnings                   $ 655,599        $ 604,202        $ 464,187        $ 639,682        $ 471,419
                                                 =============================================================================

Fixed Charges
     Interest                                    $  72,366        $  85,409        $  70,340        $  58,790        $  64,097
     Interest Capitalized                              101              294              831            1,381              154
     Interest Portion of Rental Expense              3,326            3,194            3,050            2,768            2,855
     Amortization of Deferred Debt Expense             555              830              845              613              655
                                                 -----------------------------------------------------------------------------
                Total Fixed Charges              $  76,348        $  89,727        $  75,066        $  63,552        $  67,761
                                                 =============================================================================

Ratio of Earnings to Fixed Charges                     8.6              6.7              6.2             10.1              7.0
                                                 =============================================================================

                                                                           SAFECO CREDIT

                                                    1996          1995         1994          1993           1992
                                                 ---------------------------------------------------------------

Earnings
     Income Before Income Taxes                  $19,081       $13,300       $10,761       $10,190       $ 9,036
     Total Fixed Charges Below                    47,544        41,854        30,721        26,056        26,800
                                                 ---------------------------------------------------------------
                Total Earnings                   $66,625       $55,154       $41,482       $36,246       $35,836
                                                 ===============================================================

Fixed Charges
     Interest                                    $47,448       $41,772       $30,652       $25,918       $26,646
     Interest Portion of Rental Expense               96            82            69           100           102
     Amortization of Deferred Debt Expense           -             -             -              38            52
                                                 ---------------------------------------------------------------
                Total Fixed Charges              $47,544       $41,854       $30,721       $26,056       $26,800
                                                 ===============================================================

Ratio of Earnings to Fixed Charges                   1.4           1.3           1.4           1.4           1.3
                                                 ===============================================================
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